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                                                                   Exhibit 10.29

                      NON-COMPETITION, NON-SOLICITATION AND
                            NON-DISCLOSURE AGREEMENT


               THIS NON-COMPETITION, NON-SOLICITATION AND NON-DISCLOSURE AGREEMENT ("AGREEMENT"), dated January 20, 2000, by and between MJD Communications, Inc., a Delaware corporation (the "COMPANY"), and JED Communications Associates, Inc., a Delaware corporation (the "SELLING STOCKHOLDER").

                                    RECITALS

               A. Contemporaneously herewith, the Selling Stockholder is selling certain outstanding shares of the Company's capital stock to Thomas H. Lee Equity Fund IV, L.P. and certain of its related parties (collectively, "THL") pursuant to a Stock Purchase Agreement, dated as of January 4, 2000, by and among the Company, THL, Kelso Investment Associates V, L.P. ("KIA V") and Kelso Equity Partners V, L.P. ("KEP V" and together with KIA V, "KELSO"), the Selling Stockholder and the other parties thereto (the "PURCHASE AGREEMENT").

               B. The Selling Stockholder will receive significant consideration as a result of THL's acquisition of its capital stock in the Company.

               C. The Selling Stockholder has had access to nonpublic, confidential and proprietary information concerning the business and operations of the Company and its subsidiaries, and the Selling Stockholder is capable of utilizing such nonpublic, confidential and proprietary information to compete with the Company and its subsidiaries and, as a result, could cause significant harm to the Company and its subsidiaries.

               D. THL and Kelso are making a significant investment in the Company and its subsidiaries and such investment is contingent upon protecting the entire goodwill and going business value inherent in the value of the shares which they are acquiring from the significant harm that could be caused to the Company and its subsidiaries by such competition from the Selling Stockholder using such nonpublic, confidential and proprietary information.

               E. The Company and the Selling Stockholder are entering into this Agreement for the purpose of preserving the proprietary rights, going business value and entire goodwill of the Company and its subsidiaries by ensuring that the Selling Stockholder does not use any of such nonpublic, confidential and proprietary information to directly or indirectly compete with the Company and its subsidiaries for the period hereinafter set forth, and acknowledge that execution of this Agreement is necessary to enable THL and Kelso to capture all of the goodwill and going business value presently inherent in the Company's capital stock.



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               F. In order to preserve the entire goodwill and going business value of the Company, this Agreement must protect the Company from such competition in all jurisdictions in which the Company currently does business or plans to do business, which are those cities with populations of less than 250,000 in the states of Alabama, Colorado, Connecticut, Florida, Georgia, Illinois, Kansas, Maine, Maryland, Massachusetts, Mississippi, New Hampshire, New York, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Dakota, Texas, Vermont, Virginia, Washington and West Virginia.

                                    AGREEMENT

               NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Selling Stockholder hereby covenant and agree as follows:

               1. DEFINITIONS. In addition to the other terms defined elsewhere in this Agreement, unless the context shall expressly or by necessary implication indicate to the contrary, the following terms, as used herein, shall have the following meanings:

                  "LINES OF BUSINESS" means the ownership, management or operation of telephone companies or other access providers, including, but not limited to, any production, marketing, promotion or sales related thereto.

                  "PERSON" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

                  "RESTRICTED PERIOD" means the period commencing on the date hereof and ending five years after the date hereof.

                  "RESTRICTED TERRITORIES" means those cities with populations of less than 250,000 in the states of Alabama, Colorado, Connecticut, Florida, Georgia, Illinois, Kansas, Maine, Maryland, Massachusetts, Mississippi, New Hampshire, New York, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Dakota, Texas, Vermont, Virginia, Washington and West Virginia.

               2. NON-COMPETITION. During the Restricted Period, the Selling Stockholder and its affiliates shall not, directly or indirectly, either individually or acting in concert or as an advisor, representative, agent, employee, partner, shareholder, investor, lender, lessor, director, consultant or in any other capacity on behalf of any other Person, participate or engage in, or assist others in participating or engaging in, the Lines of Business in the Restricted Territories; PROVIDED, HOWEVER, nothing herein shall prohibit the Selling Stockholder from (i) holding shares in a corporation engaging in the Lines of Business in the Restricted Territories so long as such shares, in the aggregate, represent less than 50% of the issued and outstanding capital stock of such corporation and the Selling Stockholder is not an officer or director of such corporation or (ii) having any role


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(whether ownership, employment, or otherwise) in a corporation that generates less than 15% of its total revenue in the Lines of Business in the Restricted Territories.

               3. NON-SOLICITATION. During the Restricted Period, the Selling Stockholder and its affiliates shall not directly or indirectly, either individually or acting in concert or as an advisor, representative, agent, employee, partner, shareholder, investor, lender, director, consultant or in any other capacity on behalf of any other Person, (i) with respect to the Lines of Business, request, induce or attempt to influence any distributor or supplier of goods or services to the Company or any of its subsidiaries to curtail, cancel or refrain from increasing the amount or type of business such distributor or supplier of goods or services is currently transacting, or transacts during the Restricted Period, with the Company or its subsidiaries; (ii) solicit any customer of the Company or any of its subsidiaries with whom the Company or any of its subsidiaries has had any dealings for the purpose of soliciting business to sell or otherwise provide to such customer or any other customer of the Company or any of its subsidiaries any product or service included in the Lines of Business, and in furtherance thereof, the Selling Stockholder, individually or as an advisor, representative, agent, employee, partner, shareholder, investor, lender, director, consultant or in any other capacity on behalf of any other Person, shall not attempt in any manner to solicit and/or otherwise persuade or induce any such customer of the Company or any of its subsidiaries to cease to do business, reduce the amount of business which any such customer has customarily done or contemplated doing or refrain from increasing the amount of business with the Company and its subsidiaries ; (iii) except for advertisements in generally available publications, solicit for employment any individual who is an employee, agent or representative of the Company or any of its subsidiaries as of the date hereof or any time during the Restricted Period; or (iv) except for advertisements in generally available publications, influence or attempt to influence any employee of the Company or any of its subsidiaries to terminate his or her employment.

               4. NON-DISCLOSURE OF CONFIDENTIAL OR PROPRIETARY INFORMATION. The Selling Stockholder acknowledges that, as a result of its association with the Company including, without limitation, the ownership of shares of capital stock of the Company, and its performance of services as a consultant of the Company, the Selling Stockholder has acquired confidential or proprietary information of special value to the Company and its subsidiaries, and the Selling Stockholder covenants and agrees that the Selling Stockholder and its affiliates shall not during the Restricted Period directly or indirectly disclose any confidential or proprietary information of the Company or any of its subsidiaries to any Person, except with the prior written permission of the Company. For purposes of this
Section 4, the term "CONFIDENTIAL OR PROPRIETARY INFORMATION" means any and all information which relates to matters such as, but not necessarily limited to, trade secrets, research and development activities, books and records, customer lists, suppliers, distribution channels, pricing information and private processes as they may exist from time to time which the Selling Stockholder has obtained or had disclosed to it as a result of its past association with the Company and its subsidiaries. This Section 4 shall not be violated by disclosure of information which (i) at the time of disclosure is publicly available through no act or omission by the Selling Stockholder or any of its affiliates or (ii) is disclosed pursuant to a court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given to the Company prior to the


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Selling Stockholder making or permitting any such disclosure and that the
Selling Stockholder shall cooperate in such manner as the Company may reasonably request in resisting such disclosure.

               5. REMEDIES. The Selling Stockholder acknowledges and agrees that any breach of this Agreement will cause irreparable harm to the Company and/or its subsidiaries and cannot be remedied solely by the recovery of damages. Therefore, in the event of a breach by the Selling Stockholder or any of its affiliates of this Agreement, the Company shall, in addition to any other remedies it may have at law or in equity (including without limitation damages or action for accounting or restitution) be entitled to an injunction and/or restraining order from any court of competent jurisdiction. The election of any remedy, at law or in equity, by the Company shall not be to the exclusion of any other remedy then available to the Company and any and all such remedies shall be cumulative.

               6. JUDICIAL AMENDMENTS; SEVERABILITY. The parties agree and intend that the covenants contained in this Agreement shall be construed as a series of separate covenants, one for each applicable state or county. Except for geographic coverage, each such separate covenant shall be deemed identical in terms. It is expressly understood and agreed that, although the Company and the Selling Stockholder consider the restrictions contained in this Agreement to be reasonable for the purpose of preserving for the benefit of the Company and its subsidiaries the proprietary rights, going business value and goodwill of the Company and its subsidiaries, if a court of competent jurisdiction holds or deems that any of the separate covenants contained in this Agreement is unenforceable against the Selling Stockholder or any of its affiliates in respect of a specific geographic area, then such unenforceable covenant shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced, and such holding or determination shall not affect the enforceability of any of the other separate covenants contained herein. If the court referred to above holds or determines that any covenant or restriction contained in this Agreement is unenforceable for any other reason, then the provisions of such covenant shall not be rendered void but shall be deemed reduced or otherwise amended to the extent such court may judicially determine or indicate to be reasonable and so as to provide the Company and its subsidiaries, to the fullest extent permitted by applicable law, the benefits intended by this Agreement.

               7. ASSIGNMENT. The rights and obligations of the Company and its subsidiaries hereunder shall inure to the benefit of, and be binding upon, their successors and assigns. The Selling Stockholder may not delegate or assign its obligations hereunder.

               8. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (i) delivered by hand, (ii) transmitted by prepaid telex or telecopier, provided that a copy is sent at about the same time by registered mail, return receipt requested, or
(iii) received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service to the addressee at the following addresses or telecopier numbers (or to such other address or telecopier number as a party may specify by notice given to the other party pursuant to this provision):


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        If to the Selling Stockholder, to:

               Paul, Hastings, Janofsky & Walker LLP
               399 Park Avenue
               New York, New York 10022
               Fax: (212) 319-4090
               Attention:     Daniel G. Bergstein

        If to the Company, to:

               MJD Communications, Inc.
               521 East Morehead Street, Suite 250
               Charlotte, North Carolina  28202
               Fax:  (704) 344-8121
               Attention:     Walter E. Leach, Jr.

               with copies to:

               Thomas H. Lee Partners, L.P.
               75 State Street
               Boston, Massachusetts 02109
               Fax:  (617) 227-3514
               Attention:     Anthony J. DiNovi
                              Kent R. Weldon

                       and

               Kelso & Company
               320 Park Avenue, 24th Floor
               New York, New York 10022
               Fax: (212) 751-3939
               Attention:     James J. Connors, II, Esq.

               9. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one agreement.

               10. NO WAIVER. The failure of the Company to insist, in any one or more instances, upon the strict performance of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any right hereunder nor of the future performance of any such terms and conditions.



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               11. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New
York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

               12. IMPORTANCE OF THIS AGREEMENT. It is understood by and between the Company and the Selling Stockholder that the provisions of this Agreement are an essential element and material inducement of THL's and Kelso's agreement to purchase shares of capital stock of the Company and the Company's redemption of shares of capital stock from the Selling Stockholder, and that, but for this Agreement, the Company would not have entered into the Redemption Agreement or consummated the transactions contemplated thereby or by the Purchase Agreement and Kelso and THL would not have entered into the Purchase Agreement. The Company and the Selling Stockholder acknowledge that the Line of Business and Restricted Territory accurately depict the scope of the Company's and its subsidiaries' business and that the Line of Business, Restricted Territory and Restricted Period contained herein are reasonable, and the Selling Stockholder represents and warrants that it will suffer no hardship as a result of the specific enforcement of this Agreement.

                                    * * * * *


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               IN WITNESS WHEREOF, the parties have executed this
Non-Competition, Non- Solicitation and Non-Disclosure Agreement as of the day and year first written above.


                                       MJD COMMUNICATIONS, INC.


                                       By:  /s/ Walter E. Leach, Jr.
                                            ---------------------------------

                                       Its: SVP & CFO
                                            ---------------------------------



                                       JED COMMUNICATIONS ASSOCIATES, INC.


                                       By:  /s/ Daniel G. Bergstein
                                            ---------------------------------

                                       Its:
                                            ---------------------------------